Exhibit 5.2

October 1, 2013

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, QC

Canada H3A 1L6

RE:	Domtar Wisconsin Dam Corp.

Ladies and Gentlemen:

We have acted as special Wisconsin counsel to Domtar Wisconsin Dam Corp. (“Wisconsin Subsidiary Guarantor”), in connection with the matters set forth herein. Our knowledge of the business, records, transactions and activities of Domtar Corporation (the “Company”) and the Wisconsin Subsidiary Guarantor is limited to the information which has been brought to our attention by the Company and the Wisconsin Subsidiary Guarantor or their counsel or by the documents specifically referred to herein.

In connection with this opinion, we have examined and relied upon the originals or certified, conformed or reproduction copies of (a) the first supplemental indenture entered into by the Company, the subsidiary guarantors party thereto (including the Wisconsin Subsidiary Guarantor), and The Bank of New York Mellon (formerly known as The Bank of New York) as Trustee (the “Trustee”) dated as of February 15, 2008 (the “First Supplemental Indenture”), to the Indenture, dated as of November 19, 2007 (as amended, supplemented, waived or otherwise modified, the “Indenture”), by and among the Company, the subsidiary guarantors party thereto (including the Wisconsin Subsidiary Guarantor) and The Bank of New York; (b) an Officers’ Certificate of the Company stating that all of the conditions precedent to the execution of the First Supplemental Indenture have been complied with; (c) the Articles of Incorporation, the Bylaws and other documents from the Wisconsin Subsidiary Guarantor; (d) a certificate of status for the Wisconsin Subsidiary Guarantor issued by the Wisconsin Department of Financial Institutions as of September 27, 2013 (the “Certificate of Status”); (e) the form of Registration Statement on Form S-3 (the “Registration Statement”), including a preliminary prospectus (the “Prospectus”), as proposed to be filed with the Securities and Exchange Commission on or about October 1, 2013; and (f) such other records, agreements, instruments, documents and certificates of public officials, officers and representatives of the Company, the subsidiary guarantors party thereto and the Wisconsin Subsidiary Guarantor and others, and we have made such investigations of law, as in our opinion are necessary or appropriate to enable us to render the opinions expressed below. We have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers or representatives of the Company, the subsidiary guarantors party thereto and the Wisconsin Subsidiary Guarantor or others, including the Certificate of Status, delivered to us and certificates and other statements or information of or from public officials and officers or representatives of the Company, the subsidiary guarantors parties thereto and the Wisconsin Subsidiary Guarantor or others and our opinion in paragraph 1 below is based upon our review of

Domtar Corporation

October 1, 2013

the Certificate of Status. We assume that the Registration Statement is being filed in substantially the form reviewed by us. We have read the conditions set forth in the Indenture relating to the execution and delivery of the First Supplemental Indenture and the related definitions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity and completeness of all documents submitted to us as originals, (b) the genuineness of all signatures, including electronic signatures, on all documents that we examined and the legal capacity of all natural persons executing documents, (c) the authenticity of all original or certified copies, and the conformity to authentic originals of documents submitted to us as certified, conformed or reproduction copies, (d) that the Indenture has been duly authorized, executed and delivered by the Company, the subsidiary guarantors parties thereto and the Trustee, and is the valid and binding obligation of the Company, the subsidiary guarantors parties thereto and the Trustee and is enforceable against such parties in accordance with its terms, and (e) the due authorization, execution and delivery of the First Supplemental Indenture by the Trustee, the Company, the subsidiary guarantors parties thereto and all other parties except the Wisconsin Subsidiary Guarantor.

Based upon and subject to foregoing, we are of the opinion that:

(1) The Wisconsin Subsidiary Guarantor is validly existing under the laws of the State of Wisconsin.

(2) The Wisconsin Subsidiary Guarantor has all necessary corporate power and authority to execute and deliver the First Supplemental Indenture;

(3) The execution and delivery of the First Supplemental Indenture, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Wisconsin Subsidiary Guarantor;

(4) The First Supplemental Indenture has been duly executed and delivered to the extent execution and delivery thereof are governed by the laws of the State of Wisconsin; and

(5) The Wisconsin Subsidiary Guarantor has all necessary corporate power and authority to file, or cause to be filed, the Registration Statement, and the execution and filing thereof has been duly authorized by all necessary corporate action on the part of the Wisconsin Subsidiary Guarantor.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Wisconsin, as currently in effect, in each case that in our experience are generally applicable to transactions of the type contemplated by the Indenture and the First Supplemental Indenture, without regard to the particular nature of the business conducted by the Company or the Wisconsin Subsidiary Guarantor and we shall have no continuing obligation to inform the Company or the Trustee of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof. Additionally, we express no opinion as to compliance by the Wisconsin Subsidiary Guarantor with federal or state laws, statutes and regulations generally applicable to the conduct of its business or as to consents, approvals or other actions by federal or state regulatory authorities generally required for the conduct of its

Domtar Corporation

October 1, 2013

business, in each case other than such federal or state laws, statutes and regulations which are in our experience generally applicable to general business entities not engaged in regulated business activities and to transactions of the type contemplated between the Company, the Trustee and the Wisconsin Subsidiary Guarantor, as contemplated in the Indenture or the First Supplemental Indenture.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Debevoise & Plimpton LLP’s relying as to matters of Wisconsin law upon this opinion in connection with an opinion to be rendered by it on the date hereof. In addition, we hereby consent to the use of our name under the heading “Legal matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. Without limiting the foregoing, we express no opinion about the enforceability of the Indenture or the First Supplemental Indenture against the Wisconsin Subsidiary Guarantor or any other party thereto. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP